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                         EXHIBIT 10.6D TO FORM 10-KSB

                               SUBLEASE AGREEMENT

     1. PARTIES. This Sublease is entered into as of the 15th day of September, 1997 by and between FINE.COM CORPORATION, "Sublessor," and DATA BASE DESIGNS, INC., "Sublessee," as a Sublease under the Master Lease dated February 28, 1996, entered into by Grand Pacific Limited Partnership, as Landlord, and fine.com Corporation, as Tenant. A copy of said Master Lease is attached hereto, marked Exhibit A, and incorporated herein by reference.

     2.  PROVISIONS CONSTITUTING SUBLEASE.

     (a) This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit A, except as specifically exempted herein and Sublessee shall assume and perform the obligations of Sublessor and Tenant in said Master Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit nor permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Tenant under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

     (b) All of the terms and conditions contained in the Master Lease in Exhibit A are incorporated herein, except for paragraphs N/A , as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

     3. PREMISES. Landlord subleases to Sublessee and Sublessee hires from said Sublessor the following described premises in Exhibit B situated in the City of Seattle, County of King, State of Seattle, and described as 1118 Post Avenue (Grand Pacific Building), consisting of approximately 6,118 rentable square feet.

     4.  TERM.

          4.1 TERM. The term of this Sublease shall be for a period commencing on February 1, 1998 and ending on April 15, 2001, unless sooner terminated pursuant to any provision hereof.

          4.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within thirty (30) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder. Tenant shall have reasonable access to space seven (7) days prior to commencement, without obligation of payment for Purposes or painting, wiring and equipment installation for preparation of space for conducting business.

          4.3 EARLY POSSESSION. In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Said early possession shall not advance the termination date of this Sublease.


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     5.  RENT.

          5.1 The annual base rental rate shall be Sixteen and No/100 Dollars ($16.00) per rentable square foot. Sublessee shall pay to Sublessor as rent for the Premises equal monthly installments of Eight Thousand One Hundred Fifty Seven and 73/100 Dollars ($8,157.73 , in advance, on the first day of each month of the term hereof (rent shall be adjusted during months one through six to reflect the space pocket - see paragraph 5.2 below). Sublessee shall pay Sublessor upon the execution hereof the sum of Six Thousand Two Hundred Sixty and NO/100 Dollars ($6,260.00) as rent for February 1998. Rent for any period during the term hereof which is for less than one (1) month shall be a pro-rata portion of the monthly installment. Rent shall be payable without notice or demand and without deduction, offset, or abatement, in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

          5.2 SPACE POCKET. Sublandlord shall pocket 742 R.S.F. (reference Exhibit A) for months one through three of the Sublease term and 681 R.S.F. (reference Exhibit A) for months one through six the Sublease term.

          5.3 Subtenant shall be responsible for excess expenses after the initial base year of the Sublease term as set forth in Sections 5.3 and 5.4 of the Master Lease.

     6.  SECURITY DEPOSIT.   Sublessee shall deposit with Sublessor upon
execution hereof the sum of Two Thousand Seven Hundred Nineteen and 24/100 Dollars ($2.719.24), equal to one-third of the total deposit, as security for Sublessee's faithful performance of Sublessee's obligations hereunder. The remaining two-thirds shall be Paid one-third upon occupancy and one-third on March 1. 1998. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other gum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash shall be a breach of this Sublease, and Sublessor may at its option terminate this Sublease. Sublessor shall not be required to keep mud deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use, to Sublessee (or, at Sublessor's option, to the last assignee, if any, or Sublessee's interest hereunder) within fifteen (15) days after the expiration of the term hereof, or after Sublessee has vacated the Premises, whichever is later.

     7. USE. The Premises shall be used and occupied only for general office use and for no other purpose without prior written consent of Sublessor and Landlord. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy, or dangerous trade, business, manufacture or occupation or permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate, or shake the Premises or the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise-making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's or Landlord's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

     8. NOTICES. All notices. or demands of any kind required or desired to be given to Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the


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notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee, respectively, at the addresses set forth after their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

     9. COMMISSION. Upon execution of this Sublease, Sublessor shall pay Kidder, Mathews & Segner, Inc. a real estate commission in the amount of Twenty-Two Thousand Nine Hundred Twenty-Three and 04/100 Dollars ($22,923.04). payable one-half (1/2) within thirty (30) days of a fully executed Sublease and one-half (1/2) within thirty (30) days of Subtenant's occupancy. Upon receipt of commission. Kidder, Mathews & Segner, Inc. shall immediately deposit an amount equal to two-thirds of the above commission with CB Commercial.

     Address:  1520 Third Avenue, Suite 800        SUBLESSOR:
               Seattle, Washington 98101
                                                   fine.com CORPORATION

                                                   By:   /s/ James C. Chamberlin
                                                       ------------------------------
                                                      Its:   Chief Executive Officer
                                                           --------------------------
                                                   Date:     November 19, 1997
                                                       ------------------------------

     Address:  1118 Post Avenue                    SUBLESSEE:
               Seattle, Washington 98101
                                                   DATA BASE DESIGNS, INC.

                                                   By:   /s/ Susan Rogers
                                                       ------------------------------
                                                      Its:   Executive Vice President
                                                           --------------------------
                                                   Date:     November 19, 1997
                                                       ------------------------------


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